Exhibit (a)(1)(E)

Offer To Purchase
All Outstanding Shares of Common Stock
of
ENERNOC, INC.
a Delaware corporation
at
$7.67 NET PER SHARE IN CASH
Pursuant to the Offer to Purchase dated July 10, 2017
by
PINE MERGER SUB, INC.,
 a wholly owned subsidiary of
ENEL GREEN POWER NORTH AMERICA, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, AT THE END OF THE DAY ON FRIDAY, AUGUST 4, 2017, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

July 10, 2017

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated July 10, 2017 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal”) which, together with the Offer to Purchase and other related materials, as each may be amended or supplemented from time to time, we refer to as the “Offer,” in connection with the offer by Pine Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Enel Green Power North America, Inc., a Delaware corporation (“Parent”), itself a wholly owned subsidiary of Enel S.p.A., an Italian corporation, to purchase all of the outstanding shares of common stock, par value $0.001 per share (“Shares”), of EnerNOC, Inc., a Delaware corporation (“EnerNOC”), at a purchase price of $7.67 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer described in the Offer to Purchase (the “Offer Conditions”).

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1.   The offer price for the Offer is $7.67 per Share, net to you in cash, without interest and less any applicable withholding taxes.

2.   The Offer is being made for all of the outstanding Shares.

3.   The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of June 21, 2017 (together with any amendments or supplements thereto, the “Merger Agreement”), among Parent, Purchaser, EnerNOC and solely with respect to a guarantee of certain obligations of Parent and Purchaser, Enel S.p.A, pursuant to which, after the completion of the Offer and the satisfaction or waiver of the conditions set forth therein, Purchaser will be merged with and into EnerNOC, and EnerNOC will be the surviving corporation (the “Merger”). If the conditions to the Offer are satisfied and Purchaser accepts for payment the Shares validly tendered and not properly withdrawn, promptly after the consummation of the Offer, it is expected that the Merger will be consummated pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”) and no stockholder vote to adopt the Merger Agreement or any other action by the stockholders of EnerNOC will be required in connection with the Merger.

4.   The Offer and withdrawal rights will expire at one minute after 11:59 P.M., New York City time, at the end of the day on Friday, August 4, 2017, unless the Offer is extended by Purchaser (we refer to such date and time, as it may be extended in accordance with the terms of the Merger Agreement, the “Expiration Date”) or earlier terminated. Any extension, delay, termination or amendment of the Offer will be followed as promptly as practicable by public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

5.   The Offer is not subject to a financing condition. The obligation of Purchaser to accept for payment and pay for Shares validly tendered (and not properly withdrawn) pursuant to the Offer is subject to the Offer Conditions. Among the Offer Conditions are: (i) the Minimum Condition (as defined in the Offer to Purchase); (ii) the Antitrust Condition (as defined in the Offer to Purchase); and (iii) the FERC Condition (as defined in the Offer to Purchase).

6.   Tendering stockholders who are record owners of their Shares and who tender directly to American Stock Transfer & Trust Company, LLC (the “Depositary”) will not be obligated to pay brokerage fees, commissions or similar expenses or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

7.   The EnerNOC board of directors has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are advisable, and in the best interest of, EnerNOC and its stockholders, (ii) agreed that the Merger shall be effected under Section 251(h) and other relevant provisions of the DGCL, (iii) approved the execution, delivery and performance by EnerNOC of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Offer and the Merger, and (iv) resolved to recommend that the stockholders of EnerNOC tender their Shares to Purchaser pursuant to the Offer.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
ENERNOC, INC.
 a Delaware corporation
at
$7.67 NET PER SHARE in cash
Pursuant to the Offer to Purchase dated July 10, 2017
by
PINE MERGER SUB, INC.,
 a wholly owned subsidiary of
ENEL GREEN POWER NORTH AMERICA, INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 10, 2017 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal”) which, together with the Offer to Purchase and other related materials, as each may be amended or supplemented from time to time, we refer to as the “Offer,” in connection with the offer by Pine Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Enel Green Power North America, Inc., a Delaware corporation (“Parent”), itself a wholly owned subsidiary of Enel S.p.A., an Italian corporation, to purchase all of the outstanding shares of common stock, par value $0.001 per share (“Shares”), of EnerNOC, Inc., a Delaware corporation (“EnerNOC”), at a purchase price of $7.67 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer described in the Offer to Purchase.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on behalf of the undersigned will be determined by Purchaser.

ACCOUNT NUMBER:
NUMBER OF SHARES BEING TENDERED HEREBY: SHARES*

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Date (as defined in the Offer to Purchase).

Dated:	Signature(s)

Please Print Names(s)
Address:
(Include Zip Code)
Area code and Telephone no.
Taxpayer Identification or Social Security No.
* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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